Exhibit 99.1

Press Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com	Investor Contact: Howard M. Sipzner EVP & CFO 610-832-4907 howard.sipzner@bdnreit.com
Brandywine Realty Trust Announces Fourth Quarter and Full Year 2007 Earnings and
Provides 2008 Earnings and FFO Guidance
Radnor, PA, February 20, 2008 — Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of Class A, suburban and urban office properties in selected markets throughout the United States, announced today its financial and operating results for the three and twelve month periods ended December 31, 2007.
Financial Highlights
▪	Funds from operations (FFO) totaled $53.5 million or $0.59 per diluted share in the fourth quarter of 2007, compared to $59.0 million or $0.63 per diluted share in the fourth quarter of 2006. FFO in the fourth quarter of 2007 included a $3.7 million non-cash charge ($0.04 per diluted share) related to the settlement of an expired hedging agreement.

▪	Net income totaled $31.5 million or $0.36 per diluted share in the fourth quarter of 2007, compared to $22.1 million or $0.25 per diluted share in the fourth quarter of 2006. Net income in the fourth quarter of 2007 included a $40.5 million gain on the disposition of real estate related to the formation of our joint venture with DRA Advisors LLC and the $3.7 million hedge settlement expense, while net income in the fourth quarter of 2006 included an $11.6 million gain on the disposition of undepreciated real estate and a $15.1 million gain on the disposition of discontinued real estate.

▪	Funds from operations totaled $233.0 million or $2.55 per diluted share in 2007, compared to $234.9 million or $2.49 per diluted share in 2006. FFO in 2007 included the $3.7 million ($0.04 per diluted share) hedge settlement expense. Our FFO payout ratio (common stock dividend divided by FFO per share) for 2007 was 69.0% versus 70.7% in 2006.

▪	Net income totaled $48.5 million or $0.55 per diluted share for 2007, compared to $2.5 million or $0.03 per diluted share for 2006. Net income in 2007 included the $40.5 million gain on the disposition of real estate related to the formation of our joint venture with DRA Advisors, a $25.7 million gain on the disposition of discontinued real estate and the $3.7 million hedge settlement expense, while net income in 2006 included a $14.2 million gain on the disposition of undepreciated real estate, a $20.2 million gain on the disposition of discontinued real estate and a $3.1 million gain on the settlement of a purchase contract.
Portfolio Highlights
▪	At December 31, 2007, our core portfolio was 93.9% occupied and 94.7% leased (reflecting leases commencing after December 31, 2007) versus 91.5% and 93.2%, respectively, at December 31, 2006. We owned 257 properties at December 31, 2007, encompassing 243 properties in our core portfolio and 14 properties under development or redevelopment.

▪	In 2007, our net operating income (NOI) for our same store portfolio increased 1.1% on a GAAP basis and 1.6% on a cash basis for the 225 same store properties which were 93.5% occupied on December 31, 2007 versus 93.3% occupied on December 31, 2006. Our overall NOI margin on a GAAP basis was 61.3% for 2007 versus 61.4% for 2006.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

▪	For all of 2007, our core portfolio retention rate was 72.8% with positive net absorption of 294,805 square feet. In the fourth quarter of 2007, we achieved a 6.6% increase on our renewal rental rates and a 2.7% increase on our new lease rental rates, both on a GAAP basis.
Investment Highlights
▪	We acquired no properties in the fourth quarter of 2007.

▪	During the fourth quarter of 2007, we sold two office properties, 111/113 Pencader Drive in Newark, Delaware and 2490 Boulevard of the Generals in West Norriton, Pennsylvania, for $5.1 million and $1.5 million, respectively, and realized total gains on the sales of $0.3 million. As previously disclosed on December 20, 2007, we also completed the sale and contribution of a portfolio of 29 suburban Philadelphia office properties to a joint venture consisting of DRA Advisors LLC with an 80% interest and affiliates of Brandywine Realty Trust with a 20% interest. We sold the venture an 89% interest in three of the properties, and sold or contributed 100% interests in the rest. The overall portfolio was valued at $245.4 million (reflecting 100% interests throughout). In conjunction with the sale and contribution, we realized $230.9 million of net proceeds after deducting our transaction expenses, and recorded a gain on the sale and contribution of $40.5 million.

▪	At December 31, 2007, we were actively proceeding on seven ground-up office developments and seven office redevelopments with a total identified cost of $718.3 million of which $442.6 million remained to be funded. These amounts include $375.0 million of costs for the combined 30th Street Post Office and garage development in Philadelphia, Pennsylvania of which $331.9 million remained to be funded at December 31, 2007, for the most part in 2009 and 2010. Since September 30, 2007, we have signed a series of new leases aggregating 301,487 square feet, bringing the total leasing rate to 57.5 % for our seven ground-up developments and to 69.4% for our seven redevelopments.
Capital Markets Highlights
▪	During the fourth quarter of 2007, we closed and funded a $150.0 million, three-year unsecured term loan with a floating rate of LIBOR plus 80 basis points. The net proceeds were used to reduce indebtedness under our unsecured revolving credit facilities.

▪	At December 31, 2007, our net debt to gross assets measured 53.6% compared to 52.0% at December 31, 2006 and 54.3% at September 30, 2007. At December 31, 2007, we had $475.7 million available for use and drawdown under our various credit facilities.

▪	We achieved 2.5 times interest coverage ratio for the year ended December 31, 2007 versus 2.4 for the year ended December 31, 2006.
“Throughout the year, we have maintained consistently high levels of occupancy, retention and absorption in our core portfolio, while continuing to reduce the capital outlays to achieve these results,” stated Gerard H. Sweeney, President and CEO of Brandywine Realty Trust. “Our joint venture with DRA Advisors has established a good, alternative source of capital and we hope to increase our activities in this area as part of our overall capital recycling and balance sheet strengthening initiatives. We have also had some recent success in the lease-up of our development and redevelopment projects and will continue to push hard on that front. Our 2008 business and capital plans reflect a somewhat more cautious view on the economy, yet reinforce our commitment to maximizing total shareholder return. On a personal note, I want to thank Mike Prentiss and Tom August, our departing board trustees, for their fine service and contributions to Brandywine and wish them well in their future endeavors.”

Distributions
On December 11, 2007, our Board of Trustees declared a quarterly dividend distribution of $0.44 per common share that was paid on January 18, 2008 to shareholders of record as of January 4, 2008. Our Board also declared quarterly dividend distributions of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on January 15, 2008 to holders of record as of December 30, 2007 of the Series C and Series D Preferred Shares, respectively.
Share Repurchase Program
We are authorized to purchase an additional 539,200 common shares and may make repurchases from time to time in the open market or in privately negotiated transactions, subject to market conditions and compliance with legal requirements. The share repurchase program does not contain any time limitation and does not obligate us to repurchase any shares. We did not purchase any shares in the fourth quarter of 2007 or to date in 2008 and may discontinue the program at any time.
2008 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in Brandywine’s reports filed with the Securities and Exchange Commission, we are introducing FFO guidance for full year 2008 to be in a range of $2.46 to $2.56 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of FFO per diluted share and earnings per diluted share:

Guidance for 2008	Range or Value
Earnings per diluted share allocated to common shareholders	$0.06	to	$0.16
Plus: real estate depreciation and amortization	2.40		2.40

FFO per diluted share	$2.46	to	$2.56

Key assumptions in our guidance range include same store NOI growth (GAAP) of 0.5%-1.0% incorporating a 100 basis point increase in occupancy by year-end 2008, flat to slightly higher operating expenses/real estate taxes, a 3.0%-5.0% mark-to-market on our new lease rental rates and a 3.0%-4.5% mark-to-market on our renewal rental rates. We are assuming general and administrative expenses of $25.0-$27.0 million and interest expenses (net of capitalized interest for development activity) and deferred financing fees of $153.0-$160.0 million. For 2008, we are projecting approximately $2.5-$3.0 million of incremental NOI from five key ground-up developments — South Lake, 2100 Franklin, Barton Creek, Metroplex I and 1200 Lenox Drive — and are targeting year-end occupancy for this group to be in a range of 30.0%-35.0%. For other income categories including termination fees, management income, interest income, income from joint ventures and certain other items, we are targeting a range of $30.0-$38.0 million compared to $47.0 million in 2007. Lastly, our 2008 projections reflect aggregate sale activity of $155.0-$162.0 million at a 7.5%-8.0% capitalization rate, no acquisitions, no new development starts and no stock buyback activity.
For guidance purposes, we have not considered any future gains from the sale of real estate not previously disclosed. Our 2008 FFO guidance does not include any income from the sale of undepreciated real estate, in accordance with our current practice.
Forward-Looking Statements
Estimates of future earnings per share and FFO per share and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; competition for real estate acquisitions; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Annual Report for the year ended December 31, 2006. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before minority interest of unit holders (preferred and common) and excluding gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and minority interest. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
For information purposes, we may provide FFO adjusted for debt extinguishment costs. Although our calculation of FFO as adjusted differs from NAREIT’s definition of FFO, and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that by excluding the effects of debt extinguishment, shareholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, minority interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, income from discontinued operations, income from unconsolidated joint ventures and minority interest in property partnerships. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.
Fourth Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, February 21, 2008 at 11:00 a.m. EST. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #30236098. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, March 6, 2008 by calling 1-800-642-1687 and providing access code 30236098. In addition, the conference call can be accessed via a web cast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the fourth quarter earnings report. The supplemental information package is available in the “Investor Relations — Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead — First Quarter 2008 Conference Call
We anticipate that we will release our first quarter 2008 earnings on Wednesday, April 30, 2008, after the market close and will host our first quarter 2008 conference call on Thursday, May 1, 2008, at 11:00 a.m. EDT. We expect to issue a press release in advance of these events to confirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly-traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops and manages a primarily Class A, suburban and urban office portfolio aggregating approximately 42 million square feet, including 29 million square feet which it currently owns on a consolidated basis. For more information, visit our website at www.brandywinerealty.com.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	December 31,	December 31,
	2007	2006
ASSETS
Real estate investments:
Operating properties	$4,813,563	$4,927,305
Accumulated depreciation	(558,908)	(515,698)

	4,254,655	4,411,607
Development land and construction-in-progress	402,270	328,119

	4,656,925	4,739,726

Cash and cash equivalents	5,600	25,379
Accounts receivable, net	17,057	19,957
Accrued rent receivable, net	83,098	71,589
Assets held for sale, net	—	126,016
Investment in real estate ventures	71,598	74,574
Deferred costs, net	87,123	73,708
Intangible assets, net	218,149	281,251
Other assets	74,549	96,818

Total assets	$5,214,099	$5,509,018

LIABILITIES AND BENEFICIARIES’ EQUITY
Mortgage notes payable, including premiums	$611,898	$883,920
Unsecured term loan	150,000	—
Borrowings under credit facilities	130,727	60,000
Unsecured senior notes, net of discounts	2,208,344	2,208,310
Accounts payable and accrued expenses	80,732	108,400
Distributions payable	42,368	42,760
Tenant security deposits and deferred rents	65,241	55,697
Acquired lease intangibles, net	67,281	92,527
Other liabilities	30,154	14,661
Mortgage note payable and other liabilities held for sale, net	—	20,826

Total liabilities	3,386,745	3,487,101

Minority interest	84,119	123,991

Beneficiaries’ equity:
Preferred shares — Series C	20	20
Preferred shares — Series D	23	23
Common shares	870	883
Additional paid-in capital	2,319,412	2,311,541
Common shares in treasury	(53,449)	—
Cumulative earnings	480,215	423,764
Accumulated other comprehensive (loss) income	(1,885)	1,576
Cumulative distributions	(1,001,971)	(839,881)

Total beneficiaries’ equity	1,743,235	1,897,926

Total liabilities and beneficiaries’ equity	$5,214,099	$5,509,018

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenue
Rents	$144,275	$134,799	$562,514	$519,282
Tenant reimbursements	22,255	24,138	85,404	78,817
Termination fees	760	712	10,236	7,231
Third party management fees, labor reimbursement and leasing	5,572	4,268	19,691	19,453
Other	1,296	1,988	6,127	5,502

Total revenue	174,158	165,905	683,972	630,285

Operating Expenses
Property operating expenses	49,264	43,340	189,130	171,924
Real estate taxes	16,655	16,540	64,895	60,808
Management expenses	2,862	2,203	10,361	10,675
Depreciation and amortization	60,648	55,179	242,312	230,710
General & administrative expenses	6,468	6,940	28,182	29,644

Total operating expenses	135,897	124,202	534,880	503,761

Operating income	38,261	41,703	149,092	126,524

Other income (expense)
Interest income	590	1,811	4,040	9,513
Interest expense	(40,646)	(44,698)	(162,675)	(171,177)
Deferred financing costs	(1,115)	(2,545)	(4,496)	(4,607)
Loss on settlement of treasury lock agreements	(3,698)	—	(3,698)	—
Equity in income of real estate ventures	934	367	6,955	2,165
Net gain on disposition of depreciated real estate	40,498	—	40,498	—
Net gain on disposition of undepreciated real estate	—	11,582	421	14,190
Gain on termination of purchase contract	—	—	—	3,147

Income (loss) before minority interest and discontinued operations	34,824	8,220	30,137	(20,245)
Minority interest — partners’ share of consolidated real estate ventures	(362)	(290)	(465)	270
Minority interest attributable to continuing operations — LP units	(1,372)	(259)	(911)	1,246

Income (loss) from continuing operations	33,090	7,671	28,761	(18,729)

Discontinued operations:
Income from discontinued operations	187	2,166	3,184	12,597
Net gain on disposition of discontinued operations	252	15,055	25,743	20,243
Minority interest — partners’ share of consolidated real estate venture	—	—	—	(2,239)
Minority interest attributable to discontinued operations — LP units	(19)	(776)	(1,235)	(1,390)

	420	16,445	27,692	29,211

Net income (loss)	33,510	24,116	56,453	10,482

Income allocated to Preferred Shares	(1,998)	(1,998)	(7,992)	(7,992)

Income (loss) allocated to Common Shares	$31,512	$22,118	$48,461	$2,490

PER SHARE DATA
Basic income (loss) per Common Share	$0.36	$0.25	$0.56	$0.03

Basic weighted-average shares outstanding	86,843,035	88,331,988	87,272,148	89,552,301

Diluted income (loss) per Common Share	$0.36	$0.25	$0.55	$0.03

Diluted weighted-average shares outstanding	87,039,547	89,186,374	87,321,276	90,070,825

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Reconciliation of Net Income to Funds from Operations (FFO):
Net income (loss) allocated to common shares	$31,512	$22,118	$48,461	$2,490

Add (deduct):
Minority interest attributable to continuing operations — LP units	1,372	259	911	(1,246)
Net gains on sale of depreciated real estate	(40,498)	—	(40,498)	—
Net gains on sale of undepreciated real estate	—	(11,582)	(421)	(14,190)
Minority interest attributable to discontinued operations — LP units	19	776	1,235	1,390
Net loss (gain) on disposition of discontinued operations	(252)	(15,055)	(25,743)	(20,243)
Minority interest — partners’ share of net gain on sale	—	—	—	1,757

Loss before net gains on sale of interests in real estate and minority interest	(7,847)	(3,484)	(16,055)	(30,042)

Add:
Depreciation and amortization:
Real property — continuing operations	43,693	38,051	174,245	165,477
Leasing costs (includes acquired intangibles) — continuing operations	16,306	16,813	65,489	64,385
Real property — discontinued operations	27	4,505	2,769	20,322
Leasing costs (includes acquired intangibles) — discontinued operations	1	2,912	1,979	14,385
Company’s share of unconsolidated real estate ventures	1,495	1,722	6,197	6,740
Partners’ share of consolidated real estate ventures	(223)	(1,554)	(1,578)	(6,381)

Funds from operations	$53,452	$58,965	$233,046	$234,886

FFO per share — fully diluted	$0.59	$0.63	$2.55	$2.49

Weighted-average shares/units outstanding — fully diluted	90,879,389	93,361,536	91,532,534	94,419,070
Distributions per Common Share	$0.44	$0.44	$1.76	$1.76

Payout ratio of FFO (Distribution per Common Share divided by FFO per Share)	74.6%	69.8%	69.0%	70.7%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations	$53,452	$58,965	$233,046	$234,886
Add (deduct):
Rental income from straight-line rent	(8,043)	(9,133)	(28,304)	(32,618)
Deferred market rental income	(2,914)	(2,967)	(12,226)	(9,034)
Operating expense from straight-line rent	383	291	1,523	291
Net gains on sale of undepreciated real estate	—	11,582	421	14,190
Loss on settlement of treasury lock agreements	3,698	—	—	—
Revenue maintaining capital expenditures
Building improvements	(1,751)	(3,114)	(7,075)	(9,861)
Tenant improvements	(9,496)	(10,874)	(42,277)	(32,299)
Lease commissions	(2,382)	(2,852)	(11,442)	(9,069)

Total revenue maintaining capital expenditures	(13,629)	(16,840)	(60,794)	(51,229)
Cash available for distribution	$32,947	$41,898	$133,666	$156,486

CAD per share — fully diluted	$0.36	$0.45	$1.46	$1.66

Weighted-average shares/units outstanding — fully diluted	90,879,389	93,361,536	91,532,534	94,419,070
Distributions per Common Share	$0.44	$0.44	$1.76	$1.76

Payout ratio of CAD (Distribution per Common Share divided by CAD per Share)	122.2%	97.8%	120.5%	106.0%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — YEAR
(unaudited and in thousands)
Of the 257 properties owned by the Company as of December 31, 2007, a total of 225 properties (“Same Store Properties”) containing an aggregate of 21.9 million net rentable square feet were owned for the entire twelve month periods ended December 31, 2007 and 2006. Average occupancy for the Same Store Properties was 93.4% during 2007 and 92.8% during 2006. The following table sets forth revenue and expense information for the Same Store Properties:

	Twelve-months ended December 31,
	2007	2006 (a)
Revenue
Rents	$444,078	$439,972
Tenant reimbursements	72,521	69,378
Termination fees	9,137	6,625
Other	2,488	2,815

	528,224	518,790

Operating expenses
Property operating expenses	159,265	154,340
Real estate taxes	52,227	51,311

Net operating income	$316,732	$313,139

Net operating income percentage increase over prior year	1.1%

Net operating income	$316,732	$313,139
Straight line rents	(12,808)	(15,214)
FAS 141 rents	(8,561)	(7,331)

Cash — Net operating income	$295,363	$290,594

Cash — Net operating income percentage increase over prior year	1.6%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Twelve-months ended December 31,
	2007	2006
Net Income	$56,453	$10,482
Add/(deduct):
Interest income	(4,040)	(9,513)
Interest expense	162,675	171,177
Deferred financing costs	4,496	4,607
Loss on settlement of treasury lock agreements	3,698	—
Equity in income of real estate ventures	(6,955)	(2,165)
Depreciation and amortization	242,312	230,710
Net gain on sale of depreciated real estate	(40,498)	—
Net gain on sale of undepreciated real estate	(421)	(14,190)
Gain on termination of purchase contract	—	(3,147)
General & administrative expenses	28,182	29,644
Minority interest — partners’ share of consolidated real estate ventures	465	(270)
Minority interest attributable to continuing operations — LP units	911	(1,246)
Income from discontinued operations	(27,692)	(29,211)

Consolidated net operating income	419,586	386,878
Less: Net operating income of non same store properties	(65,286)	(36,518)
Less: Eliminations and non-property specific net operating income (loss)	(37,568)	(37,221	) (a)

Same Store net operating income	$316,732	$313,139

(a)	The Prentiss properties were acquired on January 5, 2006. For comparative purposes, the Prentiss assets in the same store portfolio have been adjusted to reflect a full twelve-month period for 2006 and allow a more meaningful comparison, with the addition of $1,529 and $1,455 to net operating income and cash net operating income, respectively.

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — QUARTER
(unaudited and in thousands)
Of the 257 properties owned by the Company as of December 31, 2007, a total of 228 properties (“Same Store Properties”) containing an aggregate of 22.5 million net rentable square feet were owned for the entire three month periods ended December 31, 2007 and 2006. Average occupancy for the Same Store Properties was 93.8% during 2007 and 93.2% during 2006. The following table sets forth revenue and expense information for the Same Store Properties:

	Three-months ended December 31,
	2007	2006
Revenue
Rents	$115,745	$114,581
Tenant reimbursements	18,360	21,628
Termination fees	629	369
Other	442	659

	135,176	137,237

Operating expenses
Property operating expenses	40,571	40,424
Real estate taxes	13,713	14,478

Net operating income	$80,892	$82,335

Net operating income percentage increase over prior year	-1.8%

Net operating income	$80,892	$82,335
Straight line rents	(4,316)	(3,657)
FAS 141 rents	(2,441)	(2,664)

Cash — Net operating income	$74,135	$76,014

Cash — Net operating income percentage increase over prior year	-2.5%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three-months ended December 31,
	2007	2006
Net Income	$33,510	$24,116
Add/(deduct):
Interest income	(590)	(1,811)
Interest expense	40,646	44,698
Deferred financing costs	1,115	2,545
Loss on settlement of treasury lock agreements	3,698	—
Equity in income of real estate ventures	(934)	(367)
Depreciation and amortization	60,648	55,179
Net gain on sale of depreciated real estate	(40,498)	—
Net gain on sale of undepreciated real estate	—	(11,582)
General & administrative expenses	6,468	6,940
Minority interest — partners’ share of consolidated real estate ventures	362	290
Minority interest attributable to continuing operations — LP units	1,372	259
Income from discontinued operations	(420)	(16,445)

Consolidated net operating income	105,377	103,822
Less: Net operating income of non same store properties	(15,493)	(9,302)
Less: Eliminations and non-property specific net operating income (loss)	(8,992)	(12,185)

Same Store net operating income	$80,892	$82,335